FOR IMMEDIATE RELEASE

Contacts:

John Conley, Public Relations
703.460.5996
John.Conley@webMethods.com

Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webMethods.com

WEBMETHODS NAMES RICHARD P. CHIARELLO CHIEF OPERATING OFFICER

FAIRFAX, Va. – Nov. 10, 2005 – webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced the appointment of Richard P. Chiarello to the position of webMethods Chief Operating Officer (COO). The promotion is effective immediately with the position previously being held by David Mitchell, webMethods President and Chief Executive Officer. Mr. Chiarello joined webMethods in April 2004 as the company’s executive vice president of worldwide operations, where he reported directly to Mr. Mitchell and was responsible for the company’s global sales and services operations. He will continue to perform these duties in his new capacity.

“Since joining webMethods, Rich has played a significant role in our drive toward double-digit operating margins with these efforts producing the GAAP profitability that we reported in the company’s most recent fiscal quarter,” said webMethods’ President and Chief Executive Officer David Mitchell. “As many have recognized, our successful embrace of solution selling under Rich’s leadership has played a pivotal role in this success. During his tenure with webMethods, Rich has also earned widespread respect and admiration for his leadership, insight and passion for our business. His success in this capacity, as well as previous experience with some of the world’s largest enterprise software companies, makes him the ideal person to serve in this position.”

Mr. Chiarello brings nearly three decades of experience in the enterprise software market to this position. Prior to joining webMethods, he led worldwide sales for Siebel Systems, where he was credited with implementing a successful shift to solution selling. Previously, he served as Computer Associates’ executive vice president of worldwide sales and channels with the company growing to more than $5 billion in annual revenues during his tenure. He was also instrumental in the early success of Computer Associates’ Unicenter/TNG business, which generated more than $1 billion in the first year of the product’s general availability. Mr. Chiarello holds a bachelor’s degree in economics from Queens College.

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About webMethods, Inc.

webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,300 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the United States, Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

The webMethods name and logo are registered trademarks of webMethods, Inc. in the United States and certain other countries.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various factors, risks and uncertainties, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005 and Form 10-Q for the three months ended September 30, 2005 which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors.